UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NutriSystem, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To our Stockholders:

You are cordially invited to attend our 2005 Annual Meeting of Stockholders on June 8, 2005. This meeting will be held at 10:00 a.m., local time, at our offices located at 200 Welsh Road, Horsham, Pennsylvania 19044. During the meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card instructions for voting and the 2004 Annual Report.

I would like to take this opportunity to remind you that your vote is very important. Please take a moment now to cast your vote in accordance with the instructions set forth on the enclosed proxy card. In addition, if you would like to attend the meeting in person, please see the admission instructions set forth in the Notice of Annual Meeting of Stockholders accompanying this letter and on the enclosed proxy card.

I look forward to seeing you at the meeting.

Best regards,

Michael J. Hagan

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2005

To the Stockholders of NutriSystem, Inc.:

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at 10:00 a.m., local time, on Wednesday, June 8, 2005, at our offices located at 200 Welsh Road, Horsham, Pennsylvania 19044, for the following purposes:

1.	To elect seven directors to hold office until our 2006 Annual Meeting of Stockholders and until their successors are duly elected; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

The Board of Directors has fixed the close of business on April 27, 2005, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and return the enclosed form of proxy in the envelope provided.

By Order of the Board of Directors,

James D. Brown

Secretary

Horsham, Pennsylvania

May 13, 2005

Please Complete and Return Your Signed Proxy Card

Please complete and promptly return the enclosed proxy card in the envelope provided. Doing so will not prevent you from voting in person at the Annual Meeting, if you choose to do so. It will, however, help to assure that a quorum is present for the Annual Meeting.

NUTRISYSTEM, INC.

PROXY STATEMENT

This Proxy Statement, the foregoing notice and the form of proxy card enclosed herewith, which are first being mailed to stockholders on or about May 13, 2005, are furnished in connection with the solicitation by the Board of Directors of NutriSystem, Inc. (the “Board”), a Delaware corporation, for use at our 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on Wednesday, June 8, 2005, and at any adjournment, postponement or continuation thereof, at our principal executive offices at 200 Welsh Road, Horsham, Pennsylvania 19044. Only stockholders of record at the close of business on April 27, 2004 (the “Record Date”), shall be entitled to notice of and to vote at the Annual Meeting.

General Information

The questions and answers set forth below provide general information regarding this Proxy Statement and the Annual Meeting.

When are our Annual Report to stockholders and this Proxy Statement first being sent to stockholders?

Our 2004 Annual Report to stockholders and this Proxy Statement are being sent to stockholders beginning on or about May 13, 2005.

What will stockholders be voting on?

1.	To elect seven directors to hold office until our 2006 Annual Meeting of Stockholders and until their successors are duly elected; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

Common stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. Each share has one vote. There were 30,817,528 common shares outstanding on the Record Date.

How do I vote?

You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our stockholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our stockholders to enable them to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

You will be designating Michael J. Hagan, our Chairman and Chief Executive Officer, and James D. Brown, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card, but do not indicate your vote on business matters, your proxy will vote “FOR” Proposal 1. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.

How do I vote using my proxy card?

Simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

How do I revoke my proxy?

You may revoke your proxy for the Annual Meeting at any time after its submission and before it is exercised by:

•	submitting written notice of revocation of your proxy to our Secretary prior to voting at the Annual Meeting;

•	submitting a later dated proxy card; or

•	attending and voting by ballot at the Annual Meeting.

Who will count the votes?

An inspector of election designated by the Board will count the votes.

What constitutes a quorum?

As of the Record Date, we had 30,817,528 common shares outstanding. A majority of the outstanding shares entitled to be cast at the Annual Meeting, present or represented by proxy, constitutes a quorum. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the Annual Meeting to a date not more than 120 days after the Record Date, until a quorum is present.

How will my vote be counted?

With respect to Proposal 1, the election of directors, votes may be cast in favor of or withheld from one or all nominees. Votes that are withheld will not be included in the vote. Where brokers are prohibited from exercising discretionary authority in voting for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), these shares will not be included in the votes cast, but will be counted in determining if there is a quorum at the Annual Meeting.

What percentage of our common shares do the directors and executive officers own?

Our directors and executive officers owned approximately 27.7% of our common shares as of the Record Date. (See the discussion under the heading “Share Ownership of our Directors, Executive Officers and 5% Beneficial Owners” for more details.)

What vote is required for the proposals?

With respect to Proposal 1, directors are elected by a plurality of the votes, which means that the nominees with the most votes are elected.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

The Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile by our regular officers and employees, none of whom will receive special compensation for such services. We pay the cost of soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

When are stockholder proposals and director nominations for our 2006 Annual Meeting of Stockholders due?

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2006 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by our Secretary at our offices at 200 Welsh Road, Horsham, Pennsylvania 19044, no later than December 14, 2005.

PROPOSAL 1—ELECTION OF DIRECTORS

Our by-laws provide that the number of members of the Board shall be as fixed by the Board from time to time. The number of members of the Board is currently fixed at seven. Directors hold office for a term of one year.

This first proposal before the stockholders at the Annual Meeting is the election of seven directors to our Board. The Board recommends to the stockholders the election of the following designated nominees for election at the Annual Meeting, to serve as directors until the Annual Meeting of Stockholders held in 2006 and the election and qualification of his respective successor or until his earlier death, removal or resignation: Ian J. Berg, Michael A. DiPiano, Michael J. Hagan, George Jankovic, Warren V. Musser, Brian P. Tierney and Stephen T. Zarrilli.

All nominees are presently directors who have consented to be named, and have agreed to serve if elected. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting or leave the position(s) vacant.

Biographical information concerning each nominee for election as director is set forth in the section of the Proxy Statement entitled “Our Board and Executive Officers.”

The seven nominees for director receiving the largest number of the votes cast at the Annual Meeting will be elected as directors. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote for nominees for election as directors. Votes withheld and broker non-votes will have no effect on the election of directors because they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

The Board unanimously recommends a vote FOR each of the nominees named in Proposal 1.

OUR BOARD AND EXECUTIVE OFFICERS

Michael J. Hagan, 42, has served as the Chairman of our Board and as our Chief Executive Officer since December 2002. Prior to joining us, Mr. Hagan was the co-founder of Verticalnet, Inc., a business-to-business internet and software company, and held a number of executive positions at Verticalnet, Inc. since its founding in 1995, including Chairman of the Board from February 2002 to the present, President and Chief Executive Officer from January 2001 to February 2002, Executive Vice President and Chief Operating Officer from January 2000 to January 2001 and Senior Vice President prior to that time. Mr. Hagan is also a director of American Financial Realty Trust.

George Jankovic, 37, has served as our President and Chief Operating Officer since December 2002 and as a member of our Board since February 2003. Prior to joining us, Mr. Jankovic was a private investor from December 2001 until December 2002. Mr. Jankovic was the founder, Chairman and Chief Executive Officer of beMany, a provider of residential telecom and energy services, from September 1999 to November 2001.

James D. Brown, 47, has served as our Chief Financial Officer since December 1999, our Treasurer since January 2000, our Secretary since January 2003 and our Executive Vice President, Administration since April 2005.

Bruce Blair, 48, has served as our Senior Vice President, Operations and Chief Information Officer since April 2005. Prior to joining us, Mr. Blair was the Chief Information Officer and Executive Vice President of Creditek, a finance and accounting outsourcing firm from March 2003 to March 2005. Before Creditek, Mr. Blair was the President of GovXcel, a leading application provider of software used by municipalities to automate back office functions, from January 2001 to December 2001. He also served as Chief Information Officer and Senior Vice President of Operations at VerticalNet, Inc. from March 1999 to December 2000.

Thomas F. Connerty, 42, has served as Chief Marketing Officer since November 2004. Prior to joining us, Mr. Connerty was the Vice President of Marketing at the Nautilus Group, a retailer of commercial and home use fitness equipment, including the Bowflex Home Gym, from 1999 to 2004.

Brendon R. Perero, 28, has served as our Chief Technology Officer since April 2005, and prior to that was our Chief Information Officer since August 1999.

Ian J. Berg, 63, has served on our Board since February 2003. He is a managing director of the Eastern Technology Fund, L.P., a venture fund, which he established in March 2000. Mr. Berg is a director of a number of private companies and non-profit organizations.

Michael A. DiPiano, 46, has served on our Board since December 2002. He has been the managing general partner of NewSpring Capital, a venture capital firm, since December 2001, and a general partner since September 2000. He has also been a general partner of NewSpring Ventures, L.P., a private equity fund, since September 2000. Mr. DiPiano was Chairman and Chief Executive Officer of Maxwell Systems, Inc., a business management software company, from 1998 to 2002, where he is currently Chairman of the Board. Mr. DiPiano is a director of Prescient Applied Intelligence, Inc. and a number of private companies.

Warren V. (Pete) Musser, 77, has served on our Board since February 2003. He is President of The Musser Group, a financial consulting company. Mr. Musser served as Chairman and Chief Executive Officer of Safeguard Scientifics, Inc. from 1953 until 2001. Mr. Musser is a director of Internet Capital Group, Inc. and Chairman of the Board of Directors of Telkonet, Inc. Mr. Musser serves on a variety of civic, educational and charitable boards of directors.

Brian P. Tierney, 46, has served on our Board since February 2003. He is Chairman and Chief Executive Officer of Tierney Holdings LLC, a private investment firm. From June 2004 to March 2005, he was Vice

Chairman of Advanta Corp. Prior to that he was the founding partner of T2 Group, a public relations firm, from January 2004 until it was sold to Advanta Corp. In 1989, Mr. Tierney founded Tierney Communications, and from 1989 to 2004, he held a number of positions with the firm including founder/Chairman, President and Chief Executive Officer. Mr. Tierney serves on a variety of civic, educational and charitable boards of directors.

Stephen T. Zarrilli, 44, has served on our Board since December 29, 2003. He is the managing partner of Penn Valley Management Group, LLC, a private-equity investment and consulting firm. Previously, he was the Chief Financial Officer of Fiberlink Communications Corp., a leading provider of remote access VPN solutions for large enterprises, from August 2001 to December 2004, Chief Executive Officer of Concellera Software, Inc. from October 2000 to August 2001, and Chief Executive Officer of U.S. Interactive, Inc., a web services company, from 1999 to 2000. On June 22, 2001, U.S. Interactive, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Zarrilli is a director of a number of private companies and non-profit organizations.

Corporate Governance—Board and Committees

The Board is responsible for the supervision of our overall affairs. The Board met on seven occasions in the fiscal year ended December 31, 2004. Each director attended at least 75% of all Board and applicable committee meetings during 2004, except Mr. Musser, who attended 70% of such meetings. Messrs. Hagan, Jankovic and DiPiano attended the 2004 Annual Meeting. Directors will be expected to attend future annual meetings if we receive indications of stockholder participation.

The Board currently consists of seven members of which five are non-management directors. In the opinion of the Board, the five non-management directors meet the independence requirements of the American Stock Exchange and the NASDAQ Stock Market.

Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Information regarding the members of each Committee and their responsibilities are set forth below.

Stockholders and other interested parties who wish to communicate with our non-management directors should send their correspondence to: NutriSystem Non-Management Directors, c/o Compliance Officer, NutriSystem, Inc., 200 Welsh Road, Horsham, PA 19044, or nonmanagementdirectors@nutrisystem.com.

Audit Committee. The members of the Audit Committee are Ian J. Berg, Warren V. Musser, and Stephen T. Zarrilli. The Audit Committee is responsible for establishing and reviewing our internal controls and operating procedures to ensure that we comply with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. In the opinion of the Board, all the members of the Committee meet the independence requirements of the American Stock Exchange and the NASDAQ Stock Market. The Board has determined that Mr. Zarrilli qualifies as an Audit Committee Financial Expert as defined by the rules of the Securities and Exchange Commission. The audit committee met five times in 2004.

The following is a summary of the audit and non-audit fees billed by KPMG LLP, our accountants, in 2004:

	2004	2003	2002
Audit fees	$133,750	$95,000	$63,000
Audit-related fees	—	—	—

	133,750	95,000	63,000
Tax fees	19,100	24,000	10,000
All other fees	—	—	—

	$152,850	$119,000	$73,000

Audit and Audit-Related Fees. The aggregate fees billed by KPMG LLP for professional services for audit of our annual consolidated financial statements for 2003 and the review of the consolidated financial statements included in our Forms 10-Q for the first, second and third quarter 2003 were $92,000. In 2003, KPMG also billed $3,000 in connection with a registration statement that we filed. The aggregate fees billed by KPMG LLP for professional services for audit of our annual consolidated financial statements for 2004 and the review of the consolidated financial statements included in our Forms 10-Q for the first, second and third quarter 2004 were $127,750. In 2004, KPMG also billed $6,000 in connection with two registration statements that we filed.

Tax Fees. The aggregate fees billed to us for all other services rendered by KPMG LLP in 2003 and 2004, which consists of fees for tax advisory services and tax return preparation, were $24,000 and $19,100, respectively.

All Other Fees. There were no fees billed by KPMG LLP to us for financial information systems design and implementation in 2003 and 2004.

Under the Sarbanes Oxley Act of 2002, the audit committee is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence from us. To implement these provisions of the Sarbanes Oxley Act of 2002, the Securities and Exchange Commission has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent auditor. Hence, the audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

All of the audit-related fees, tax fees and all other fees listed above for 2004 were approved by the committee prior to the adoption of the Pre-Approval Policy on April 1, 2004.

Compensation Committee. The members of the Compensation Committee are Michael A. DiPiano and Brian P. Tierney. The Compensation Committee has responsibility for administering and approving all elements of compensation for the senior management. It also approves, through direct action or delegation, the design of and participation in our equity incentive plans. The Committee also advises and makes recommendations to the Board on non-management director compensation. The Committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission. In the opinion of the Board, all the members of the Committee meet the independence requirements of the American Stock Exchange and the NASDAQ Stock Market.

The Compensation Committee met three times in 2004.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Michael A. DiPiano and Brian P. Tierney. This Committee is responsible for recommending qualified candidates to the Board for election as directors, including the slate of directors that the Board proposes for election by stockholders at Annual Meetings. The Committee recommends candidates based upon their business or professional experience, the diversity of their background and their array of talents and perspectives. The Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management including the Chairman and Chief Executive Officer. In addition, the Committee considers candidates recommended by third parties. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing our Secretary, giving the recommended candidate’s name, biographical data and qualifications. In the opinion of the Board, all the members of the Committee meet the independence requirements of the American Stock Exchange.

The Nominating and Corporate Governance Committee was established in April 2005. This Committee was established to replace the Nominating Committee which was similar in function to the Nominating and Corporate Governance Committee. The members of the Nominating Committee were Michael J. Hagan and Michael A. DiPiano. The Nominating Committee met one time in 2004.

Code of Conduct

The Board has adopted a Code of Conduct which outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. The Code of Conduct applies to directors as well as employees, including senior financial officers. Every director and employee is required to read the Code of Conduct. A copy of the Code of Conduct will be supplied free of charge by submitting a request to Company Secretary, NutriSystem, Inc., 200 Welsh Road, Horsham, PA 19044. A copy of the Code of Conduct is available on the investor relations section of our website (http://www.nutrisystem.com/).

REPORT OF THE COMPENSATION COMMITTEE

In the section below, we describe our executive compensation policies and practices. We also identify the procedures used to determine the compensation of our Chief Executive Officer and the executive management team in 2004.

Compensation Philosophy

In developing our executive compensation policies, our committee relied on two principal objectives: (1) attracting and retaining talented officers and (2) motivating officers to achieve corporate goals that enhance stockholder value.

In 2004, the paramount corporate goal was to position the company for growth in revenues and profitability in 2005 and beyond. Identifying and attracting a few key executives and retaining the executive team developed in 2003 and before was an important element of achieving our goals for 2004. We believe the stock options issued to the executive management team in 2004 supported these objectives.

Types of Compensation

Cash Compensation. Our committee authorized guidelines for base compensation for executive management after reviewing compensation information for firms of similar size and growth prospects in the Philadelphia region. Our goal is to provide a reasonably competitive level of base compensation. In addition, we established a bonus pool for executive management, including the Chief Executive Officer tied to the operating income generated by the Company adjusted at our discretion for the achievement of our other goals. The actual bonus that is paid to each executive officer depends upon the achievement of our goals as well as a) the importance of their position to our success, b) their performance and contribution to our success, and c) their value in the employment market.

Stock Options. It was the view of our committee that stock options are an effective means to attract talented executives and motivate executive management and other employees to identify with stockholder interests and maximize stockholder value. All stock options have a per share exercise price equal to the fair market value of our common stock on the grant date. To date, options granted to employees vest in three equal annual installments.

The number of options granted to each officer and the vesting schedule are determined based on a variety of factors, including (1) the importance of the executive’s position to our success, (2) his or her individual performance with the company or value in the employment market and (3) the number of options the executive already holds, if applicable. Our committee anticipates stock options will continue to play a vital role in attracting and retaining critical executives.

Compensation of the Chief Executive Officer. During 2004, Michael Hagan, our Chief Executive Officer, received a salary of $165,000. Our committee also awarded Mr. Hagan a cash bonus of $15,000 in 2004. The Board believes that his interests are aligned with those of our stockholders by virtue of his direct stock ownership and the stock option grant in 2003 of 524,000 shares. Mr. Hagan does not have an employment agreement.

Tax Deductibility of Executive Compensation. In connection with its decisions regarding the above-discussed awards and payments, the compensation committee considered the deductibility of compensation under Section 162(m) of the Code. Section 162(m) limits the deduction that may be claimed by a “public company” for compensation up to $1 million paid to certain individuals, except to the extent that any excess compensation is “performance-based” compensation.

This report is submitted by the compensation committee on April 14, 2005.

Michael DiPiano

Brian Tierney

REPORT OF THE AUDIT COMMITTEE

In the section below, we describe our financial and accounting management policies and practices.

The current audit committee of the Board is composed of independent directors, as defined by American Stock Exchange and NASDAQ rules, and operates under a written charter adopted by the Board. In December 2003, Stephen Zarrilli was appointed to, and named Chairman of, the audit committee.

The responsibilities of the audit committee include recommending to the Board an accounting firm to be engaged as our independent accountants. Management is responsible for our internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting principles and for issuing a report thereon. The audit committee’s responsibility is to oversee these processes. In 2004 and going forward, the Committee has and will oversee the efforts of management to comply with the requirements of the Sarbanes-Oxley Act of 2002.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the Company’s 2004 consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with the Audit Committees.”

Our independent accountants also provided to the audit committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee discussed with the independent accountants, KPMG LLP, the firm’s independence. The audit committee also considered the compatibility of the provision of non-audit services by KPMG LLP with the maintenance of KPMG LLP’s independence.

Based upon the audit committee’s discussions with management and the independent accountants, the audit committee’s review of the representation of management and the report of the independent accountants to the audit committee, the audit committee recommended that the Board include the audited consolidated financial statements in the our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

This report is submitted by the audit committee on April 21, 2005.

Stephen T. Zarrilli

Ian J. Berg

Warren V. Musser

SHARE OWNERSHIP OF OUR DIRECTORS, OFFICERS AND 5% BENEFICIAL OWNERS

The following table shows as of March 31, 2005, the amount and percentage of our outstanding common stock beneficially owned by each person who is known by us to beneficially own more than 5% of our outstanding common stock.

Name and Address of 5% Beneficial Owner	Shares Beneficially Owned(1)	Percent of Outstanding Common Stock
NewSpring Ventures, L.P.(2)(3) 100 West Elm Street, Suite 101 Conshohocken, PA 19428	4,791,408	14.3

Stephen J. Clearman(4) 1 Executive Drive, Suite 160 Fort Lee, NJ 07024	2,113,416	6.9

Kinderhook Partners, LP(4) Kinderhook GP, LLC 1 Executive Drive, Suite 160 Fort Lee, NJ 07024	1,698,416	5.5

Gilder, Gagnon, Howe & Co. LLC(5) 1775 Broadway, 26th Floor New York, NY 10019	2,352,969	7.6

The following table shows as of March 31, 2005, the amount and percentage of the Company’s outstanding common stock beneficially owned (unless otherwise indicated) by each of the Company’s (i) directors and nominees for director, (ii) executive officers named in the Compensation Table and (iii) directors, nominees for director and executive officers of the Company as a group.

Directors, Nominees and Executive Officers (6)	Shares Beneficially Owned(2)	Percent of Outstanding Common Stock (%)
Michael J. Hagan	2,368,381	7.7
George Jankovic	869,784	2.8
James D. Brown(7)	516,666	1.7
Bruce Blair	—	—
Thomas F. Connerty	4,500	*
Brendon Perero(8)	106,075	*
Ian J. Berg (3)(9)	509,844	1.7
Michael A. DiPiano(2)	4,464,408	14.5
Warren V. Musser(10)	70,388	*
Brian P. Tierney(10)	164,019	*
Stephen T. Zarrilli	31,500	*
All directors, nominees for directors and executive officers as a group (11 persons)(11)	9,105,565	29.0

*	less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“Commission”). Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options to purchase shares that were exercisable on, or became exercisable within 60 days of, March 31, 2005, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2)	NewSpring Ventures, L.P. owns 4,414,408 shares. The shares set forth as beneficially owned by Mr. DiPiano consist of the 4,414,408 shares owned by NewSpring Ventures, L.P. and 50,000 shares issuable upon exercise of outstanding options owned by Mr. DiPiano. Mr. DiPiano is the managing director of NewSpring Ventures and President and a director of Progress Capital II, Inc. Marc R. Lederman and Brian B. Murphy are partners in NewSpring Ventures, L.P. and officers and directors of Progress Capital II, Inc. Progress Capital II, Inc. is the general partner of Progress Capital, L.P., which is the general partner of NewSpring Ventures, L.P.

(3)	Ian J. Berg is on the investment committee of NewSpring Ventures, L.P., but the shares set forth as beneficially owned by Mr. Berg do not include any of NewSpring Ventures’ shares, and Mr. Berg disclaims beneficial ownership of these shares.

(4)	The shares set forth as beneficially owned by Stephen J. Clearman consist of 415,000 shares for which he has sole voting and dispositive power, and 1,698,416 shares for which he shares voting and dispositive power with Kinderhook Partners, LP and Kinderhook GP, LLC. Mr. Clearman is the managing member of Kinderhook GP, LLC, which is the general partner of Kinderhook Partners, LP. This information is as of December 31, 2004, based on a Schedule 13G (Amendment No. 1) filed with the Commission on February 2, 2005.

(5)	The shares set forth as beneficially owned by Gilder, Gagnon, Howe & Co. LLC include 2,236,654 shares held in customer accounts over which its partners and/or employees of have discretionary authority to dispose of or direct the disposition of the shares, 90,815 shares held in accounts owned by its partners and their families, and 25,500 shares held in the account of its profit-sharing plan. This information is as of February 28, 2005, based on a Schedule 13G filed with the Commission on March 10, 2005.

(6)	The shares set forth as beneficially owned by our executive officers and directors do not include the following outstanding options because they are not exercisable within 60 days of March 31, 2005:

Mr. Hagan 349,334; Mr. Jankovic 693,000; Mr. Brown 118,334; Mr. Blair 25,000; Mr. Connerty 525,000 and Mr. Perero 23,334.

(7)	Includes for Mr. Brown, 300,000 shares issuable upon exercise of outstanding options.

(8)	Includes for Mr. Perero, 61,581 shares issuable upon exercise of outstanding options.

(9)

The shares set forth as beneficially owned Mr. Berg consist of 439,574 shares owned by Eastern Technology Fund, L.P., 178 shares owned by ETF GP, LP, 133 shares owned by the Berg Family Trust, of which his spouse is a trustee, 89 shares owned by his spouse, 19,870 shares owned directly by Mr. Berg and 50,000 shares issuable upon exercise of outstanding options owned by Mr. Berg. Mr. Berg is a managing director of Eastern Technology Fund, L.P.

(10)	Includes for each of Messrs. Musser and Tierney 50,000 shares issuable upon exercise of outstanding options.

(11)	Includes a total of 561,581 shares issuable upon exercise upon exercise of outstanding options. Includes 4,414,408 shares held by NewSpring Ventures, L.P. and 439,574 shares held by Eastern Technology Fund, L.P. See notes (2) and (9)

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information concerning total compensation paid during the 2002, 2003 and 2004 fiscal years to our Chief Executive Officer in 2004 and our executive officers who received more than $100,000 in total salary and bonus during 2004. No other executive officer received more than $100,000 in total salary and bonus during 2004. We provided no other annual compensation or payouts pursuant to long-term incentive plans (“LTIPs”) to the listed employees in the period from 2002 to 2004.

	Fiscal Year	Annual Compensation		Long-Term Compensation Awards Securities Underlying Options (#)	All Other Compensation(1)
Name and Principal Position		Salary ($)	Bonus ($)
Michael J. Hagan Chairman and Chief Executive Officer	2004 2003	165,000 170,045	15,000 —	0 524,000	0 —

George Jankovic President and Chief Operating Officer	2004 2003	225,000 225,041	30,000 —	0 1,050,000	8,200 6,923

James D. Brown Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	144,905 139,790 135,250	25,000 11,000 10,000	85,000 50,000 —	5,792 6,026 4,058

Brendon Perero Chief Information Officer	2004 2003 2002	131,140 128,994 124,846	14,000 — 10,000	10,000 20,000 —	5,242 5,156 3,745

(1)	Unless otherwise indicated, the amounts in this column consist of matching contributions we made under our qualified tax deferred defined contribution retirement plan.

Compensation of Directors

Non-employee directors receive no additional compensation for their services as directors. Non-employee directors participate in the Directors Plan. In March 2003, we granted each of the non-employee directors a stock option for 50,000 shares of our common stock. The exercise price for all non-employee director options was 100% of the fair market value of the shares on the grant date. The options granted in March 2003 had an exercise price of $0.73, were fully vested on the grant date and expire 10 years from the date of grant. Shares purchased upon the exercise of these options can not be sold until after one year from the initial option grant. For 2004, each non-employee director received as compensation a grant of 12,500 shares of our common stock. The shares are fully vested and carry a restriction on sale extending one year from the date the compensation was approved, which was December 29, 2003. The shares had a fair market of $1.69 per share on December 29, 2003. For 2005, each non-employee director received as compensation a grant of 7,000 shares of our common stock. The shares are fully vested and carry a restriction on sale extending one year from the date the compensation is payable, which was December 31, 2004. The shares had a fair market of $2.85 per share on December 31, 2004.

Since 2004, members of the Audit Committee have received $500 per committee meeting and the chairman of the Audit Committee receives additional annual compensation of $2,000.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows all options to acquire shares of our common stock granted during 2004 to the named executive officers:

Stock Option Grants in Last Fiscal Year

Individual Grants					Grant Date Present Value $ (2)
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date
Michael J. Hagan	0	0	0
George Jankovic	0	0	0
James D. Brown	85,000	5.87	2.05	10/22/14	150,535
Brendon Perero	10,000	0.69	2.05	10/22/14	17,710

(1)	Each option has an exercise price per share equal to 100% of the estimated fair market value of our common stock on the grant date. Each option is exercisable in three equal cumulative installments commencing on the first, second and third anniversaries of the grant date, assuming that the option holder remains an employee of the company. We have not granted any SARs.
(2)	The Black-Scholes model, a widely used and accepted formula for valuing traded stock options, was used to determine the grant date present value of the stock options. The Black-Scholes value used in this table is the same value used to report the expense associated with stock options in our audited financial statements in accordance with FAS 123. The following assumptions were used to calculate the Black-Scholes value: no dividend yield; expected stock price volatility of 104.1%; risk-free interest rate of 2.17% and expected life of 6.2 years. These are not projections, and therefore there is no guarantee that our assumptions will be the actual stock price volatility or the risk-free interest rate over the next ten years. There will be no gain to the named executives, however, if the per share market price of our common stock does not increase above the exercise price or declines.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to options held at December 31, 2004, by our executive officers:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values(1)

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Hagan	174,666	352,825	—	349,334	—	792,988
George Jankovic	357,000	440,508	—	693,000	—	1,573,110
James D. Brown	20,020	54,054	480,646	118,334	704,964	143,668
Brendon Perero	112,894	274,849	313,772	23,334	575,639	38,268

(1)	The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of our common stock on December 31, 2004 multiplied by the number of shares underlying the options. The closing price of our common stock on December 31, 2004, as reported on the American Stock Exchange, was $2.85 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Brian Haveson resigned as our President and Chief Executive Officer on December 20, 2002, and resigned from the Board on February 19, 2003. We entered into a consulting agreement with Mr. Haveson on December 20, 2002, with a two year consulting term. Among other things, the agreement required that Mr. Haveson be available to provide us with advice concerning the business, operations and industry in which we operate, including assistance with the transition of management responsibilities. As consideration for the agreement, we agreed to pay Mr. Haveson $20,833 per month and, either provide health care continuation for him and his immediate family, or pay him an additional amount to pay for health care coverage. During 2003 and 2004, we made cash payments to Mr. Haveson totaling $245,929 and $225,670, respectively and made payments for health care coverage on his behalf of $4,071 and $3,497, respectively.

INDEPENDENT ACCOUNTANTS

We engaged KPMG LLP, independent accounts, to audit our financial statements for the year ended December 31, 2004. We expect to engage KPMG LLP as our independent public accounts for the year ending December 31, 2005, subject to review and approval by the audit committee. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions from our stockholders.

STOCK PRICE PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total return since June 16, 2000 (the date we became listed on the NASDAQ National Market), for our common stock, the Russell 2000 Index and the Dow Jones Consumer Services Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends. Our common stock traded on the NASDAQ National Market until May 24, 2001. It then traded on the OTC Bulletin Board under the ticker symbol THIN.OB. and now trades on the American Stock Exchange under the ticker symbol NSI.

Comparison of Cumulative Total Return Among NutriSystem, Inc.,

the Dow Jones Consumer Services Index and the Russell 2000 Index

	06/16/00	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04
☐ NutriSystem, Inc.	100	8	2	6	12	20
Δ Dow Jones Consumer Services Index	100	52	82	67	109	130
à Russell 2000 Index	100	94	95	74	108	127

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of Securities Exchange Act of 1934, as amended, requires that our officers and directors and persons who own more than 10% of our common stock file reports of their ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, or written representations received from reporting persons, we believe that, during 2004, all filing requirements applicable to these persons were met timely.

ANNUAL REPORT

A copy of our Annual Report for our fiscal year ended December 31, 2004, is being mailed to our stockholders with this Proxy Statement.

NutriSystem, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael J. Hagan and James D. Brown, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of NutriSystem, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 200 Welsh Road, Horsham, Pennsylvania 19044, on Wednesday, June 8, 2005 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof, as follows:

1.	ELECTION OF DIRECTORS.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the following list:

Ian J. Berg, Michael A. DiPiano, Michael J. Hagan, George Jankovic, Warren V. Musser, Brian P. Tierney, and Stephen T. Zarrilli

2.	In their discretion, the proxy holders, on behalf of and at the discretion of the Board of the Directors of the Company, are authorized to vote with respect to matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting, pursuant to SEC Rules, and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the shares represented by this proxy will be voted “FOR” each director nominee.

This proxy should be dated, signed by the stockholder(s), and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

SIGNATURE

SIGNATURE

DATE:                                         , 2005